UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 17, 2006

The Toro Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-8649	41-0580470
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8111 Lyndale Avenue South, Bloomington, Minnesota		55420
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-888-8801

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On April 17, 2006, Toro Receivables Company, as Borrower (the "Borrower"), exercised its right to terminate the Loan Agreement, dated as of July 9, 2003, among the Borrower, The Toro Company ("Toro"), as Servicer, Three Pillars Funding Corporation, as Lender, and Suntrust Capital Markets, Inc., as Administrator (the "Loan Agreement"). Pursuant to the terms of the Loan Agreement, the Loan Agreement will terminate 10 days after the Borrower’s notice of intention to terminate, which will be April 27, 2006. The Loan Agreement provided a $75 million secured credit line and had been renewed on an annual basis. As of April 17, 2006, there were no borrowings outstanding under the Loan Agreement. Toro decided to terminate the Loan Agreement since it no longer fits the company’s needs. No early termination penalties or fees will be incurred as a result of the early termination of the Loan Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Toro Company

April 17, 2006	By:	Stephen P. Wolfe

Name: Stephen P. Wolfe
Title: Vice President Finance and Chief Financial Officer